News Release

International Paper Reports Fourth Quarter and Full Year 2016 Earnings

MEMPHIS, Tenn. – February 2, 2017 – International Paper (NYSE: IP) today reported full-year 2016 net earnings attributable to International Paper of $904 million ($2.18 per share) compared with net earnings of $938 million ($2.23 per share) for full-year 2015. In the fourth quarter of 2016, the Company reported net earnings of $218 million ($0.53 per share) compared with $178 million ($0.43 per share) in the fourth quarter of 2015. Net earnings in all periods include the impact of special items, if any, non-operating pension expense and discontinued operations.

Diluted Net EPS Attributable to International Paper Shareholders and Adjusted Operating EPS

	Fourth Quarter 2016	Fourth Quarter 2015	Full-Year 2016	Full-Year 2015
Net Earnings	$0.53	$0.43	$2.18	$2.23
Less – Discontinued Operations (Gain) Loss	—	—	0.01	—
Net Earnings (Loss) from Continuing Operations	0.53	0.43	2.19	2.23
Add Back – Non-Operating Pension Expense	0.05	0.35	0.90	1.04
Add Back – Net Special Items Expense (Income)	0.15	0.09	0.26	0.38
Adjusted Operating Earnings*	$0.73	$0.87	$3.35	$3.65

*
Adjusted operating earnings (Non-GAAP) is defined as net earnings from continuing operations attributable to International Paper Company (GAAP) excluding special items and non-operating pension expense. Non-operating pension expense for the full year 2016 included a pre-tax charge of $439 million ($270 million after taxes or $0.65 per share) for a settlement accounting charge associated with payments under the previously announced term-vested lump sum buyout.

Full-year 2016 adjusted operating earnings were $1.4 billion ($3.35 per share) compared with $1.5 billion ($3.65 per share) in 2015. Adjusted operating earnings in the fourth quarter of 2016 totaled $303 million ($0.73 per share) compared with $361 million ($0.87 per share) in the fourth quarter of 2015.
Annual net sales totaled $21.1 billion in 2016 compared with $22.4 billion in 2015. The year-over-year revenue decline was primarily due to the sale of the IP-Sun joint venture and the Asian Corrugated Packaging business, as well as the sale of the Carolina® Coated Bristols business. Quarterly net sales were $5.4 billion in the fourth quarter of 2016 compared with $5.4 billion in the fourth quarter of 2015.
Full-year 2016 business segment operating profits were $2.2 billion compared with $2.4 billion in 2015. Business segment operating profits in the fourth quarter of 2016 were $464 million, compared with $483 million in the fourth quarter of 2015.
Cash provided by operations was $2.5 billion for the full-year 2016 and $912 million in the fourth quarter of 2016. Free cash flow (non-GAAP) was $1.9 billion for the full-year 2016 and $467 million in the fourth quarter of 2016.

"I’m pleased with another year of strong cash generation and returns solidly above the cost of capital,” said Mark Sutton, Chairman and Chief Executive Officer. "While we experienced margin pressure in 2016, we enter the new year with an improving economic climate and several catalysts which we expect to improve profitability across International Paper. We are focused on serving our customers, strong operations and margin improvement, along with integrating the newly acquired pulp business and driving synergies.  We remain confident in our ability to create shareholder value through thoughtful capital allocation with a near-term focus on debt reduction."

SEGMENT INFORMATION
The performance of the Company’s business segments is measured quarter to quarter without variations caused by special items, as management focuses on business segment operating profits excluding those items. The combination of IP's legacy pulp business with the acquired pulp business in 2016, will now be called Global Cellulose Fibers and reported as a separate business segment (previously reported in Printing Papers). Prior periods have been restated to reflect this change. Fourth quarter 2016 business segment operating profits and business trends compared with the prior quarter are as follows:
Industrial Packaging operating profits in the fourth quarter of 2016 were $372 million ($379 million excluding special items) compared with $424 million ($429 million excluding special items) in the third quarter of 2016.  In North America, improved sales price realization was more than offset by slightly lower box shipments due to fewer shipping days, higher input costs and higher operating costs, including an inventory valuation adjustment. Operating profits in EMEA improved, due to seasonally higher sales volumes.
Global Cellulose Fibers operating profits in the fourth quarter of 2016 were a loss of $70 million (a loss of $32 million excluding special items) compared with a loss of $39 million (a loss of $32 million excluding special items) in the third quarter of 2016. The legacy IP business was negatively impacted by lower sales prices and an unfavorable mix, partially offset by lower planned maintenance outage costs. The segment reflects the operating profits for one month from the newly acquired pulp business.
Printing Papers operating profits were $121 million in the fourth quarter of 2016 versus $167 million in the third quarter of 2016. Earnings in North America were impacted by higher maintenance outage costs, seasonally higher operating costs and an unfavorable product mix. In Brazil, seasonally stronger sales volumes were partially offset by higher operating costs. Operating profits in EMEA were lower due to higher planned maintenance outage expenses, as well as higher input costs.
Consumer Packaging operating profits were $41 million in the fourth quarter of 2016 compared with $61 million in the third quarter of 2016. The earnings decrease in North America was primarily due to seasonally lower volume, seasonally higher operating costs and higher planned maintenance outage expenses.
International Paper recorded Ilim joint venture equity earnings of $45 million in the fourth quarter of 2016 compared with $46 million in the third quarter of 2016. The Company recognized a non-cash after-tax foreign exchange gain of $6 million in the fourth quarter of 2016 ($0.01 per share), compared with a gain of $3 million in the third quarter of 2016 ($0.01 per share).
CORPORATE EXPENSES
Net corporate expenses, excluding non-operating pension expense, were $11 million for the fourth quarter of 2016, compared with $11 million in the third quarter of 2016.
EFFECTIVE TAX RATE
The reported effective tax rate for the fourth quarter of 2016 was 38.6% compared to a 2016 third quarter effective tax rate of 28.7%. Excluding special items and non-operating pension expense, the effective tax rate for the fourth quarter of 2016 was 29.0%, compared with an effective tax rate of 30.5% in the third quarter of 2016. The lower rate of 29.0% in the fourth quarter was due to the inclusion of a decrease in the Company’s valuation allowance for state income taxes.
EFFECTS OF SPECIAL ITEMS
Special items in the fourth quarter of 2016 included a pre-tax charge of $7 million ($6 million after taxes) for Restructuring and other charges for costs associated with the closure of a mill in Turkey. Special items also included a pre-tax charge of $19 million ($14 million after taxes) for costs associated with the newly acquired pulp business, a pre-tax charge of $19 million ($11 million after taxes) to amortize the acquired pulp business inventory fair value step-up and a tax expense of $31 million associated with a tax rate change in Luxembourg.
Special items in the third quarter of 2016 included a pre-tax charge of $46 million ($29 million after taxes) for Restructuring and other charges. Included within Restructuring and other charges were a pre-tax charge of $29 million ($18 million after taxes) for debt extinguishment costs and a pre-tax charge of $17 million ($11 million after taxes) to write-off costs associated with the India Packaging business evaluation. Special items also included a pre-tax charge of $8 million ($5 million after taxes) for the write-off of certain regulatory pre-engineering costs, pre-tax charges of $7 million ($4 million after taxes) for costs associated with the agreement to purchase the Weyerhaeuser pulp business and pre-tax charges of $5 million ($4 million after taxes) for costs associated with the sale of our Asia corrugated packaging business.
Special items in the fourth quarter of 2015 included a pre-tax loss of $33 million ($20 million after taxes) for Restructuring and other charges. Included within Restructuring and other charges were a pre-tax charge of $15 million ($9 million after taxes) related to the sale of the Carolina® Coated Bristols brand and costs associated with the conversion of the Riegelwood, North

Carolina facility to 100% pulp production, a pre-tax charge of $15 million ($9 million after taxes) to adjust a legal reserve and pre-tax charges of $3 million ($2 million after taxes) for other items. Special items also included a gain of $12 million (before and after taxes) to reflect the sale of the IP-Sun JV, a charge of $137 million (before and after taxes) for the impairment of the goodwill and other intangible assets of the Company's Brazil Packaging business and a tax expense of $2 million for other items.
EARNINGS WEBCAST
The Company will hold a webcast to review earnings at 10 a.m. ET / 9 a.m. CT today. All interested parties are invited to listen to the webcast live and view the slides to be presented at the webcast via the Company’s Internet site at http://www.internationalpaper.com by clicking on the Performance/Investors tab and going to the Presentations and Events/Webcasts page. A replay of the webcast will also be available beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541, and ask to be connected to the International Paper earnings call. The conference ID number is 49840281. Participants should call in no later than 9:45 a.m. ET (8:45 a.m. CT). An audio-only replay will be available for four weeks following the call. To access the replay, dial +1 (404) 537-3406 or, within the U.S. only, (800) 585-8367, and when prompted for the conference ID, enter 49840281.

ABOUT INTERNATIONAL PAPER
International Paper (NYSE: IP) is a leading global producer of renewable fiber-based packaging, pulp and paper products with manufacturing operations in North America, Latin America, Europe, North Africa, Asia and Russia.  We produce packaging products that protect and promote goods, and enable world-wide commerce; pulp for diapers, tissue and other personal hygiene products that promote health and wellness; papers that facilitate education and communication; paper bags, cups and food containers that provide convenience and portability. We are headquartered in Memphis, Tenn., and employ approximately 55,000 colleagues located in more than 24 countries.  Net sales for 2016 were $21 billion.  For more information about International Paper, our products and global citizenship efforts, please visit internationalpaper.com.

Certain statements in this press release may be considered forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) the level of our indebtedness and changes in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) changes in our estimates for the costs and insurance coverage associated with the recent incident at our Pensacola, Florida mill and for the time required to resume full operations at the mill;
(vi) whether we experience a material disruption at one of our other manufacturing facilities; (vii) risks inherent in conducting business through joint ventures; (viii) the failure to realize the expected synergies and cost-savings from our purchase of the pulp business of Weyerhaeuser Company or delay in realization thereof; and (ix) our ability to achieve the benefits we expect from all other strategic acquisitions, divestitures and restructurings. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the Company’s Securities and Exchange Commission filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Contacts:
Media: Thomas J. Ryan, 901-419-4333; Investors: Jay Royalty, 901-419-1731 and Michele Vargas, 901-419-7287

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2016		2015		2016		2016		2015
Net Sales	$5,381		$5,443		$5,266		$21,079		$22,365
Costs and Expenses
Cost of products sold	3,807	(a)	3,765		3,622	(i)	15,152	(m)	15,468
Selling and administrative expenses	433	(b)	419		380	(j)	1,575	(n)	1,645
Depreciation, amortization and cost of timber harvested	328		314		314		1,227		1,294
Distribution expenses	349		348		353		1,361		1,406
Taxes other than payroll and income taxes	41		41		41		164		168
Restructuring and other charges	7	(c)	33	(e)	46	(k)	54	(o)	252	(s)
Net (gains) losses on sales and impairment of businesses	—		(12)	(f)	5	(l)	70	(p)	174	(t)
Impairment of goodwill and other intangibles	—		137	(g)	—		—		137	(g)
Interest expense, net	136		133		132		520		555
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	280	(a-c)	265	(e-g)	373	(i-l)	956	(m-p)	1,266	(g,s,t)
Income tax provision (benefit)	108	(d)	120	(h)	107		247	(q)	466	(u)
Equity earnings (loss), net of taxes	47		33		43		198		117
Earnings (Loss) From Continuing Operations	219	(a-d)	178	(e-h)	309	(i-l)	907	(m-q)	917	(g,s-u)
Discontinued operations, net of taxes	—		—		—		(5)	(r)	—
Net Earnings (Loss)	219	(a-d)	178	(e-h)	309	(i-l)	902	(m-r)	917	(g,s-u)
Less: Net earnings (loss) attributable to noncontrolling interests	1		—		(3)		(2)		(21)
Net Earnings (Loss) Attributable to International Paper Company	$218	(a-d)	$178	(e-h)	$312	(i-l)	$904	(m-r)	$938	(g,s-u)
Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.53	(a-d)	$0.43	(e-h)	$0.76	(i-l)	$2.21	(m-q)	$2.25	(g,s-u)
Discontinued operations	—		—		—		(0.01)	(r)	—
Net earnings (loss)	$0.53	(a-d)	$0.43	(e-h)	$0.76	(i-l)	$2.20	(m-r)	$2.25	(g,s-u)
Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.53	(a-d)	$0.43	(e-h)	$0.75	(i-l)	$2.19	(m-q)	$2.23	(g,s-u)
Discontinued operations	—		—		—		(0.01)	(r)	—
Net earnings (loss)	$0.53	(a-d)	$0.43	(e-h)	$0.75	(i-l)	$2.18	(m-r)	$2.23	(g,s-u)
Average Shares of Common Stock Outstanding - Diluted	415.6		416.3		415.3		415.6		420.6
Cash Dividends Per Common Share	$0.4625		$0.4400		$0.4400		$1.7825		$1.6400
Amounts Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations, net of tax	$218	(a-d)	$178	(e-h)	$312	(i-l)	$909	(m-q)	$938	(g,s-u)
Discontinued operations, net of tax	—		—		—		(5)	(r)	—
Net earnings	$218	(a-d)	$178	(e-h)	$312	(i-l)	$904	(m-r)	$938	(g,s-u)
The accompanying notes are an integral part of this consolidated statement of operations.

(a)
Includes a pre-tax charge of $19 million ($11 million after taxes) to amortize the newly acquired pulp business inventory fair value step-up and charges of $3 million (before and after taxes) for other costs associated with the acquisition.

(b)	Includes a pre-tax charge of $16 million ($11 million after taxes) for costs associated with the newly acquired pulp business.

(c)	Includes a pre-tax charge of $7 million ($6 million after taxes) for costs associated with the closure of a mill in Turkey.

(d)	Includes a tax expense of $31 million associated with a tax rate change in Luxembourg.

(e)
Includes a pre-tax charge of $15 million ($9 million after taxes) for a legal reserve adjustment, a pre-tax charge of $15 million ($9 million after taxes) related to the sale of the Carolina Coated Bristols brand and costs associated with the Riegelwood mill conversion to 100% pulp production and pre-tax charges of $3 million ($2 million after taxes) for other items.

(f)	Includes a gain of $12 million (before and after taxes) related to the sale of our 55% equity share in the IP-Sun JV.

(g)	Includes a charge of $137 million (before and after taxes) related to the impairment of goodwill and a trade name intangible for our Brazil Packaging business.

(h)	Includes a tax expense of $2 million for other items.

(i)	Includes a pre-tax charge of $8 million ($5 million after taxes) for the write-off of certain regulatory pre-engineering costs.

(j)	Includes a pre-tax charge of $7 million ($4 million after taxes) for costs associated with the acquisition of the newly acquired pulp business.

(k)
Includes a pre-tax charge of $29 million ($18 million after taxes) for debt extinguishment costs and a pre-tax charge of $17 million ($11 million after taxes) to write-off costs associated with the India Packaging business evaluation.

(l)	Includes a pre-tax charge of $5 million ($4 million after taxes) for costs associated with the sale of our Asia corrugated packaging business.

(m)
Includes a pre-tax charge of $439 million ($270 million after taxes) for a settlement accounting charge associated with term-vested lump sum pension payments, a pre-tax charge of $19 million ($11 million after taxes) to amortize the newly acquired pulp business inventory fair value step-up, charges of $3 million (before and after taxes) for other costs associated with the acquisition, and a pre-tax charge of $8 million ($5 million after taxes) for the write-off of certain regulatory pre-engineering costs.

(n)	Includes a pre-tax charge of $28 million ($18 million after taxes) for costs associated with the acquisition of the newly acquired pulp business.

(o)
Includes a pre-tax gain of $8 million ($5 million after taxes) related to the sale of our investment in Arizona Chemical, a pre-tax charge of $29 million ($18 million after taxes) for debt extinguishment costs, a pre-tax charge of $17 million ($11 million after taxes) for costs associated with the write off of the India Packaging business evaluation, a pre-tax charge of $9 million ($6 million after taxes) for costs associated with the Riegelwood mill conversion to 100% pulp production, and a pre-tax charge of $7 million ($6 million after taxes) for costs associated with the closure of a mill in Turkey.

(p)	Includes a pre-tax charge of $70 million ($58 million after taxes) for the impairment of the assets of our Asia corrugated packaging business and costs associated with the sale of that business.

(q)
Includes a tax benefit of $57 million related to the legal restructuring of our Brazil Packaging business, a tax expense of $31 million associated with the Luxembourg tax rate change, a tax expense of $23 million associated with 2016 cash pension contributions, a tax benefit of $14 million related to the closure of a U.S. federal tax audit, and a tax benefit of $6 million related to an international legal entity restructuring.

(r)	Includes a pre-tax charge of $8 million ($5 million after taxes) for a legal settlement associated with the xpedx business.

(s)
Includes a pre-tax charge of $207 million ($133 million after taxes) for debt premium costs, a pre-tax charge of $15 million ($9 million after taxes) for a legal reserve adjustment, a net pre-tax charge of $8 million ($4 million after taxes) related to the sale of the Carolina Coated Bristols brand and costs associated with the Riegelwood mill conversion to 100% pulp production, a pre-tax charge of $16 million ($10 million after taxes) for costs associated with the Timber Monetization restructure, and a pre-tax charge of $6 million ($5 million after taxes) for other items.

(t)	Includes a pre-tax charge of $174 million ($180 million after taxes) for asset write-offs associated with the sale of our 55% equity share in the IP-Sun JV.

(u)
Includes a tax benefit of $67 million related to the impairment of the IP-Sun JV, a tax expense of $23 million for the 2014 tax impact of the 2015 cash pension contribution of $750 million, and a tax expense of $7 million for other items.

INTERNATIONAL PAPER COMPANY
Reconciliation of Net Earnings (Loss) Attributable to International Paper Company to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions except for per share amounts)

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2016		2015		2016		2016		2015
Net Earnings (Loss) Attributable to International Paper Company	$218		$178		$312		$904		$938
Add back: Discontinued operations (gain) loss	—		—		—		5	(f)	—
Earnings (Loss) from Continuing Operations, including non-controlling interest	218		178		312		909		938
Add back: Non-operating pension expense	23		36		26		375	(a)	157
Add back: Special items expense	62	(b)	147	(c)	42	(d)	108	(e)	439	(g)
Adjusted Operating Earnings	$303		$361		$380		$1,392		$1,534

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2016		2015		2016		2016		2015
Diluted Earnings per Common Share as Reported	$0.53		$0.43		$0.75		$2.18		$2.23
Add back: Discontinued operations (gain) loss	—		—		—		0.01		—
Continuing Operations	0.53		0.43		0.75		2.19		2.23
Add back: Non-operating pension expense	0.05		0.09		0.06		0.90		0.38
Add back: Special items expense	0.15		0.35		0.10		0.26		1.04
Adjusted Operating Earnings per Share	$0.73		$0.87		$0.91		$3.35		$3.65
Notes:

(a)	Includes a pre-tax charge of $439 million ($270 million after taxes) for the twelve months ended December 31, 2016 for a settlement accounting charge associated with term-vested lump sum payments.

(b)	See footnotes (a) - (d) on the Consolidated Statement of Operations

(c)	See footnotes (e) - (h) on the Consolidated Statement of Operations

(d)	See footnotes (i) - (l) on the Consolidated Statement of Operations

(e)	See footnotes (m) - (q) on the Consolidated Statement of Operations

(f)	See footnotes (r) on the Consolidated Statement of Operations

(g)	See footnotes (g), (s) - (u) on the Consolidated Statement of Operations

(1)
The Company calculates Adjusted Operating Earnings (non-GAAP) by excluding the after-tax effect of non-operating pension expense and items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings attributable to International Paper is the most directly comparable GAAP measure.

(2)	Since diluted earnings per share are computed independently for each period, twelve-month per share amounts may not equal the sum of the respective quarters.

INTERNATIONAL PAPER COMPANY
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Sales by Business Segment

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2016		2015		2016		2016		2015
Industrial Packaging	$3,559		$3,595		$3,571		$14,191		$14,484
Global Cellulose Fibers	379		244		242		1,092		975
Printing Papers	1,055		1,052		1,019		4,058		4,056
Consumer Packaging	464		556		494		1,955		2,940
Corporate and Inter-segment Sales	(76)		(4)		(60)		(217)		(90)
Net Sales	$5,381		$5,443		$5,266		$21,079		$22,365
Operating Profit by Business Segment
	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2016		2015		2016		2016		2015
Industrial Packaging	$372	(a)	$304	(d)	$424	(a)	$1,651	(a)	$1,853	(d)
Global Cellulose Fibers	(70)	(b)	14		(39)	(b)	(180)	(b)	68
Printing Papers	121		130		167		540		465
Consumer Packaging	41		35	(e)	61		191	(c)	(25)	(e)
Total Business Segment Operating Profit	$464		$483		$613		$2,202		$2,361

Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$280		$265		$373		$956		$1,266
Interest expense, net	136		133		132		520		555
Noncontrolling interest/equity earnings adjustment (f)	—		(2)		1		1		8
Corporate items, net	11		9		11		69		36
Special items, net	—		18		54		46		238
Non-operating pension expense	37		60		42		610		258
Adjusted Operating Profit	$464		$483		$613		$2,202		$2,361
Equity Earnings (Loss) in Ilim Holdings S.A., Net of Taxes	$45		$34		$46		$199		$131

(a)
Includes charges of $7 million for the three months and twelve months ended December 31, 2016 for costs associated with the closure of a mill in Turkey and charges of $5 million for the three months ended September 30, 2016 and $70 million for the twelve months ended December 30, 2016 for the impairment of the assets of our Asia corrugated packaging business and costs associated with the sale of the business.

(b)
Includes charges of $19 million and $7 million for the three months ended December 31, 2016 and September 30, 2016, respectively, and $31 million for the twelve months ended December 31, 2016 for costs associated with the acquisition of the newly acquired pulp business and a charge of $19 million for the three months and twelve months ended December 31, 2016 for the amortization of the newly acquired pulp business inventory fair value step-up.

(c)	Includes a charge of $9 million for the twelve months ended December 30, 2016 for costs associated with the Riegelwood mill conversion to 100% pulp production.

(d)	Includes a charge of $137 million for the three months and twelve months ended December 31, 2015 related to the impairment of goodwill and a trade name intangible for our Brazil Packaging business.

(e)
Includes a gain of $12 million and a net charge of $174 million for the three months and twelve months ended December 31, 2015, respectively, for asset write-offs associated with the sale of our 55% equity share in the IP-Sun JV, a charge of $15 million and a net charge of $8 million for the three months and twelve months ended December 31, 2015, respectively, related to the sale of the Carolina Coated Bristols brand and the conversion of our Riegelwood mill to 100% pulp production, and charges of $2 million for the twelve months ended December 31, 2015 for costs associated with the Coated Paperboard sheet plant closures.

(f)
Operating profits for business segments include each segment’s percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

INTERNATIONAL PAPER COMPANY
Reconciliation of Operating Profit to Operating Profit Before Special Items
Preliminary and Unaudited
(In millions)

	Three Months Ended December 31, 2016
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Consumer Packaging	Total
Operating Profit as Reported	$372	$(70)	$121	$41	$464
Special Items Expense (a)	7	38	—	—	45
Operating Profit Before Special Items	$379	$(32)	$121	$41	$509

	Three Months Ended December 31, 2015
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Consumer Packaging	Total
Operating Profit as Reported	$304	$14	$130	$35	$483
Special Items Expense (b)	137	—	—	3	140
Operating Profit Before Special Items	$441	$14	$130	$38	$623

	Three Months Ended September 30, 2016
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Consumer Packaging	Total
Operating Profit as Reported	$424	$(39)	$167	$61	$613
Special Items Expense (a)	5	7	—	—	12
Operating Profit Before Special Items	$429	$(32)	$167	$61	$625

	Twelve Months Ended December 31, 2016
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Consumer Packaging	Total
Operating Profit as Reported	$1,651	$(180)	$540	$191	$2,202
Special Items Expense (a)	77	50	—	9	136
Operating Profit Before Special Items	$1,728	$(130)	$540	$200	$2,338

	Twelve Months Ended December 31, 2015
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Consumer Packaging	Total
Operating Profit as Reported	$1,853	$68	$465	$(25)	$2,361
Special Items Expense (b)	137	—	—	184	321
Operating Profit Before Special Items	$1,990	$68	$465	$159	$2,682

(a)	See footnotes (a) - (c) on Sales and Earnings by Business Segment

(b)	See footnotes (d) - (e) on Sales and Earnings by Business Segment

(1) The Company calculates Operating Profit Before Special Items (non-GAAP) by excluding the pre-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings attributable to International Paper is the most directly comparable GAAP measure.

INTERNATIONAL PAPER COMPANY
Sales Volume by Product (a)
Preliminary and Unaudited
International Paper Consolidated

	Three Months Ended December 31,		Three Months Ended September 30,	Twelve Months Ended December 31,
	2016	2015	2016	2016	2015
Industrial Packaging (In thousands of short tons)
Corrugated Packaging (c)	2,591	2,567	2,640	10,392	10,284
Containerboard	780	735	783	3,091	3,110
Recycling	590	591	613	2,402	2,379
Saturated Kraft	40	44	51	182	156
Gypsum /Release Kraft	58	46	49	200	171
Bleached Kraft	6	6	7	24	23
EMEA Packaging (c) (d)	386	378	344	1,477	1,417
Asian Box (c) (e)	—	119	—	208	426
Brazilian Packaging (c)	117	87	93	371	348
Industrial Packaging	4,568	4,573	4,580	18,347	18,314
Global Cellulose Fibers (In thousands of metric tons) (b)	626	404	420	1,870	1,575
Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	470	475	470	1,872	1,879
European & Russian Uncoated Papers	417	383	376	1,536	1,493
Brazilian Uncoated Papers	314	342	274	1,114	1,125
Indian Uncoated Papers	66	59	51	241	241
Uncoated Papers	1,267	1,259	1,171	4,763	4,738
Consumer Packaging (In thousands of short tons)
North American Consumer Packaging	274	345	300	1,189	1,425
European Coated Paperboard	95	97	105	393	381
Asian Coated Paperboard (f)	—	—	—	—	958
Consumer Packaging	369	442	405	1,582	2,764

(a)     Sales volumes include third party and inter-segment sales and exclude sales of equity investees.
(b) Includes North American, European and Brazilian volumes and internal sales to mills. Includes sales volumes from the newly acquired pulp business beginning December 1, 2016
(c) Volumes for corrugated box sales reflect consumed tons sold (CTS). Board sales by these businesses reflect invoiced tons.
(d) Excludes newsprint sales volumes at Madrid, Spain mill.
(e) Includes sales volumes through the date of sale on June 30, 2016.
(f) Includes sales volumes through the date of sale in October 2015.

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	December 31, 2016	December 31, 2015
Assets
Current Assets
Cash and Temporary Investments	$1,033	$1,050
Accounts and Notes Receivable, Net	3,001	2,675
Inventories	2,438	2,228
Deferred Income Tax Assets	299	312
Other	198	212
Total Current Assets	6,969	6,477
Plants, Properties and Equipment, Net	13,990	11,980
Forestlands	456	366
Investments	360	228
Financial Assets of Special Purpose Entities	7,033	7,014
Goodwill	3,364	3,335
Deferred Charges and Other Assets	1,173	1,131
Total Assets	$33,345	$30,531
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$239	$426
Accounts Payable and Accrued Liabilities	3,833	3,498
Total Current Liabilities	4,072	3,924
Long-Term Debt	11,075	8,844
Nonrecourse Financial Liabilities of Special Purpose Entities	6,284	6,277
Deferred Income Taxes	3,376	3,231
Pension Benefit Obligation	3,400	3,548
Postretirement and Postemployment Benefit Obligation	330	364
Other Liabilities	449	434
Equity
Invested Capital	(477)	(765)
Retained Earnings	4,818	4,649
Total Shareholders’ Equity	4,341	3,884
Noncontrolling interests	18	25
Total Equity	4,359	3,909
Total Liabilities and Equity	$33,345	$30,531

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Twelve Months Ended December 31,
	2016	2015
Operating Activities
Net earnings (loss)	$902	$917
Depreciation, amortization and cost of timber harvested	1,227	1,294
Deferred income tax expense (benefit), net	136	281
Restructuring and other charges	54	252
Pension plan contributions	(750)	(750)
Net (gains) losses on sales and impairments of businesses	70	174
Impairment of goodwill and other intangibles assets	—	137
Equity (earnings) loss, net	(198)	(117)
Periodic pension expense, net	809	461
Other, net	157	153
Changes in current assets and liabilities
Accounts and notes receivable	(94)	7
Inventories	11	(131)
Accounts payable and accrued liabilities	98	(89)
Interest payable	41	(17)
Other	15	8
Cash Provided By (Used For) Operating Activities	2,478	2,580
Investment Activities
Invested in capital projects	(1,348)	(1,487)
Acquisitions, net of cash acquired	(2,228)	—
Proceeds from divestitures, net of cash divested	108	23
Investment in Special Purpose Entities	—	(198)
Proceeds from sale of fixed assets	19	37
Other	(49)	(114)
Cash Provided By (Used For) Investment Activities	(3,498)	(1,739)
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(132)	(605)
Issuance of common stock	—	2
Issuance of debt	3,830	6,873
Reduction of debt	(1,938)	(6,947)
Change in book overdrafts	—	(14)
Dividends paid	(733)	(685)
Debt tender premiums	(31)	(211)
Other	(14)	(14)
Cash Provided By (Used for) Financing Activities	982	(1,601)
Effect of Exchange Rate Changes on Cash	21	(71)
Change in Cash and Temporary Investments	(17)	(831)
Cash and Temporary Investments
Beginning of the period	1,050	1,881
End of the period	$1,033	$1,050

INTERNATIONAL PAPER COMPANY
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Cash provided by (used for) Operating Activities	$912	$990	$2,478	$2,580
Adjustments:
Cash invested in capital projects	(445)	(489)	(1,348)	(1,487)
Cash contribution to pension plan	—	—	750	750
Free Cash Flow	$467	$501	$1,880	$1,843

(1) Free cash flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operations. Management believes that free cash flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. By adjusting for certain items that are not indicative of the Company’s ongoing performance, free cash flow also enables investors to perform meaningful comparisons between past and present periods.